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                                                                    Exhibit 99.2

                            FIRSTBANK OF ILLINOIS CO.
                             205 South Fifth Street
                           Springfield, Illinois 62701

                          PROXY FOR 1998 ANNUAL MEETING

                       SOLICITED BY THE BOARD OF DIRECTORS

              The undersigned Stockholder of FIRSTBANK OF ILLINOIS CO., Springfield, Illinois, hereby appoint(s) Jeffrey B. Coultas, William J. Meyer, Jr. and William W. Patton, (with full power to act alone) my true and lawful attorney with full power of substitution, to represent and to vote as designated below all of the shares of the common stock of said corporation standing in my name on its books on May 15, 1998, at the Annual Meeting of its Stockholders to be held in the main ballroom of the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois 62701, at 3:00 p.m., Central Daylight Savings Time, on Monday, June 29, 1998, or at any adjournments thereof:

                  1.       AGREEMENT AND PLAN OF REORGANIZATION

                  Approval and adoption of the Agreement and Plan of Reorganization dated January 30, 1998, by and among Mercantile Bancorporation, Inc., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation and wholly owned subsidiary of Mercantile ("Merger Sub"), and Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), and the merger provided for therein.

                  [  ] For          [  ] Against     [  ] Abstain


                  2.       ELECTION OF DIRECTORS

                  [  ] For all of the following nominees for directors:
                       William B. Hopper, Robert W. Jackson and P. Richard Ware

                  [  ] Against the following nominees (print names):

                  [  ] Against all nominees.

                  [  ] Withhold authority (abstain) to vote for the following nominees (print names):

                  [  ] Withhold authority (abstain) to vote for all nominees.


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                  3.       OTHER MATTERS

                  [ ] Authority granted for the proxies to vote in their discretion on such other business as may properly come before said meeting or any adjournment thereof.

                  [ ] Authority withheld for the proxies to vote in their discretion on such other business as may properly come before said meeting or any adjournment thereof.

         This proxy when properly executed shall be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy shall be voted FOR approval and adoption of the Agreement and Plan of Merger and FOR all the nominees listed in Proposal 2, and by the proxies in their discretion on any other matters that may properly come before said meeting or any adjournment thereof.

         The Board of Directors recommends a vote FOR each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


         ---------------------------
         (Signature of Stockholder)

         Dated:                , 1998

         Signature(s) should be exactly as appears on printed label affixed to this proxy. All joint owners must sign. Proxy must be dated at time of signature. When signing as corporate representative, attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.





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